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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" in this Registration Statement on Form S-3 and related Prospectus of Pandora Media, Inc. for the registration of common stock and to the incorporation by reference therein of our reports dated March 18, 2013, with respect to the consolidated financial statements of Pandora Media, Inc., and the effectiveness of internal control over financial reporting of Pandora Media, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
September 16, 2013

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  EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm